UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2024
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, the Board of Directors (the "Board") of Thermon Group Holdings, Inc. (the “Company”) appointed Jan L. Schott as the Company’s Senior Vice President and Chief Financial Officer, effective October 14, 2024. In connection with joining the Company, Ms. Schott will receive an annual base salary of $450,000 and is eligible to participate in the Company’s 2012 Short-Term Incentive Plan with a target bonus of 75% of her annual base salary, prorated for time served. In addition, Ms. Schott will receive a one-time equity award of stock-settled restricted stock units under the Company’s 2020 Long-Term Incentive Plan, as amended. The award will have a grant date fair value of $450,000 and will vest in equal one-third installments on each anniversary of the grant date, subject to Ms. Schott’s continued employment through the applicable vesting date. Ms. Schott will also receive up to $200,000 in relocation benefits from the Company. Ms. Schott has also been designated as a participant in the Company’s Executive Severance Plan, with a severance multiple equal to one. The Company’s Executive Severance Plan is further described in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on June 21, 2024.

Ms. Schott (age 55) joins the Company from TG Natural Resources LLC, an upstream development company with assets in East Texas and North Louisiana, where she served as Executive Vice President and Chief Financial Officer from 2019 through 2024. From 2015 through 2019, Ms. Schott was the Chief Financial Officer of Texas Crude Energy LLC, an independent oil and gas exploration company. Prior to joining Texas Crude Energy, LLC, Ms. Schott served for eight (8) years in various positions with Goodrich Petroleum Corporation (NYSE: GDP) ("GDP"), including as Senior Vice President and Chief Financial Officer. GDP filed for reorganization under Chapter 11 of the United States Bankruptcy Code in 2016. Ms. Schott holds a B.B.A. in Accounting from Texas A&M University and is a certified public accountant.

There are no family relationships between Ms. Schott and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, the Board has appointed Greg Lucas as the Company’s Vice President and Chief Accounting Officer, effective October 14, 2024.

Mr. Lucas, age 49, has served as the Company’s Corporate Controller since 2020, in which capacity he manages the Company’s accounting and financial reporting organization, and as interim principal financial officer and principal accounting officer of the Company since April 12, 2024. Prior to joining the Company, Mr. Lucas was the Assistant Corporate Controller for BNSF Railway Company from 2019 to 2020, a leading freight transportation company. From 2017 to 2019, Mr. Lucas was the Controller of a region of Intertek Group plc, a global quality assurance provider. Prior to joining Intertek, Mr. Lucas served for seven (7) years in various roles of increasing responsibility at L'Air Liquide S.A., a global leader in air gases, technologies and services for industry and healthcare. Mr. Lucas is a certified public accountant and holds a B.B.A. from East Texas Baptist University and an M.B.A. from Texas A&M University.

There are no family relationships between Mr. Lucas and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On September 25, 2024, the Company issued a press release announcing the recent senior leadership changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in the preceding paragraph, as well as Exhibit 99.1 hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 25, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2024	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary